UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 25, 2001

HYPERCOM CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-13521	86-0828608

(State or Other Jurisdiction	(Commission	(IRS Employer

of Incorporation)	File Number)	Identification No.)

2851 West Kathleen Road, Phoenix, Arizona	85053

(Address of Principal Executive Offices)	(Zip code)

Registrant’s telephone number, including area code (602) 504-5000

Not Applicable

(Former Name or Former Address, if changed since last report.)

Item 5. Other Events.

      On June 25, 2001, Hypercom Corporation announced that it had obtained a commitment letter for an asset-based lending arrangement to be led by Foothills Capital Corporation, a Santa Monica, California based lender and a wholly-owned subsidiary of Wells Fargo & Company. The proposed $45,000,000 facility would replace the Company’s existing principal lending facility. The loan amount will be used to refinance outstanding debt, as well as for general corporate purposes, including working capital and capital expenditures. The principal terms of the deal are as follows:

•	$45 million in the aggregate deal with borrowers being Hypercom Corporation and five other domestic subsidiaries, excluding Golden Eagle Leasing, Inc. (the “Borrowers”), consisting of:

•	$25 million revolving loan with Foothills Capital Corporation

•	$20 million term loan with Ableco Finance LLC

Terms of the Revolving Loan:
•	$6 million letter of credit availability

•	Interest rate is prime announced by Wells Fargo plus 2%

•	3 year maturity date

•	Borrowing base limited to lesser of:

•	$25 million

•	amount of Borrowers’ domestic collections over the 60 day period prior to closing

•	sum of 85% of eligible accounts, less dilutions, plus 85% of eligible foreign accounts, plus lesser of (i) $7.5 million, (ii) sum of 25% of raw inventory plus 50% of finished goods or (iii) 100% of liquidation value of Borrowers’ assets

Two Term Loans
•	Term A: $5 million, due within one year of closing, with interest rate of prime plus 3% (minimum of 10%). First principal payment due on seventh month following closing, with six equal principal installments due thereafter.

•	Term B: $15 million, due within three years of closing, with interest rate of prime plus 4% (minimum of 11%). First principal payment due on thirteenth month following closing, with $250,000 installments due until maturity, at which time all amounts due thereunder.

•	375,000 warrants issued exercisable until 5th anniversary of closing date. Exercise price is lesser of $4 or average closing bid price over 10 trading days prior to closing. Up to 600,000 additional warrants may be issued depending on the timing of repayment of the term loans.

•	Collateral includes first priority security interest in all assets of Borrowers, including pledge of stock of guarantor subsidiaries.

•	Events of default are customary and include breach of EBITDA and other financial covenants.

Fees
•	Commitment fee of $250,000

•	Closing fee of $650,000

•	Annual fee of $450,000 if no term loans outstanding as of first anniversary of closing, $900,000 for each year in which the term loans are outstanding

•	Servicing fee of $10,000 per month

•	Unused revolving loan fee of .375% of unused portion of revolving loan

      For related information, see the press release attached as Exhibit 99.1 hereto, including the information under “Forward-Looking Statements.”

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

      (c) Exhibits

Exhibit Number	Description
99.1	Press Release dated June 25, 2001

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HYPERCOM CORPORATION

Date: July 2, 2001	/s/ Jonathon E. Killmer Jonathon E. Killmer Executive Vice President, Chief Financial Officer, Chief Operating Officer, Chief Administrative Officer and Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press Release dated June 25, 2001